UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2021

VIZIO Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40271	84-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla
Irvine, California 94103
(Address of principal executive offices, including zip code)

(949) 428-2525
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(e)

On July 29, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of VIZIO Holding Corp. (“VIZIO”) approved certain adjustments to the annual compensation, including base salary, quarterly bonus targets and annual bonus targets, for VIZIO’s Chief Executive Officer, William Wang, and VIZIO’s President and Chief Operating Officer, Ben Wong, retroactively as of the effective dates set forth below and prorated for the periods set forth below.

In respect of Mr. Wang, (a) effective January 1, 2021, for the period from January 1, 2021 through March 31, 2021, the Committee approved (i) an annual base salary of $900,000, (ii) a quarterly bonus target of $100,000 and (iii) an annual bonus target of $300,000; and (b) effective April 1, 2021, for the period from April 1, 2021 through December 31, 2021, the Committee approved (i) an annual base salary of $975,000, (ii) a quarterly bonus target of $100,000, and (iii) an annual bonus target of $375,000.

In respect of Mr. Wong, (a) effective January 1, 2021, for the period from January 1, 2021 through March 31, 2021, the Committee approved (i) an annual base salary of $900,000, (ii) a quarterly bonus target of $100,000 and (iii) an annual bonus target of $300,000; and (b) effective April 1, 2021, for the period from April 1, 2021 through December 31, 2021, the Committee approved (i) an annual base salary of $925,000, (ii) a quarterly bonus target of $100,000, and (iii) an annual bonus target of $320,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
                                    VIZIO HOLDING CORP.

Date: July 30, 2021	By:	/s/ Jerry Huang
Jerry Huang, General Counsel